UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2006

DUKE REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Indiana	0-20625	35-1898425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East 96th Street, Suite 100, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

On January 25, 2006, Duke Realty Limited Partnership, an Indiana limited partnership (the “Borrower”), Duke Realty Corporation, an Indiana corporation (the “General Partner”), J.P. Morgan Securities, Inc., JP Morgan Chase Bank, N.A. and the several banks, financial institutions and other entities from time to time parties thereto as lenders entered into a Fifth Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) pursuant to which the lenders agreed to provide the Borrower with a revolving credit facility (the “Credit Facility”) in the amount of $1,000,000,000.  The Credit Facility shall bear interest at a rate equal to LIBOR plus a margin of 0.525%.  The Credit Facility matures on January 25, 2010; however, the Borrower may request a single one-year extension if certain conditions are met.  All obligations of the Borrower under the Credit Agreement are guaranteed by the General Partner, Duke Realty Ohio, and Duke Construction, Inc.  The Borrower intends to use the proceeds of the Credit Facility for general business purposes.  The description herein of the Credit Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Credit Agreement filed as Exhibit 99.1 hereto.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits

(c)           Exhibits.

99.1

Fifth Amended and Restated Revolving Credit Agreement, dated January 25, 2006, by and between Duke Realty Limited Partnership, Duke Realty Corporation, J.P. Morgan Securities, Inc., JP Morgan Chase Bank, N.A. and the several banks, financial institutions and other entities from time to time parties thereto as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE REALTY LIMITED PARTNERSHIP

		By:	Duke Realty Corporation, its sole general partner

		By:	/s/ Howard L. Feinsand
Howard L. Feinsand
Executive Vice President, General Counsel and Secretary

Dated:	January 31, 2006